Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts		Investor Relations Contact

Julia O’Shaughnessy Echelon (408) 938-5357 joshaughnessy@echelon.com	Allyson Stinchfield Atomic Public Relations +1 (415) 402-0230 allyson@atomicpr.com	Chris Stanfield Echelon Corporation +1-408-938-5243 cstanfield@echelon.com

Echelon Corporation Reports Third Quarter Results

SAN JOSE, CA – October 23, 2007 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2007.

Revenues for the quarter ended September 30, 2007 were $24.7 million compared to revenues of $13.3 million for the same period in 2006. Revenues for the quarter were comprised of $13.1 million from our LONWORKS® infrastructure product line, $8.6 million from our Networked Energy Services (NES) product line, and $3.0 million from the Enel project. Revenues for the quarter ended September 30, 2006 were comprised of $13.0 million from our LONWORKS infrastructure product line, $199,000 from our NES product line, and $53,000 from the Enel project.

The GAAP net loss for the quarter ended September 30, 2007 was $5.4 million, or $0.14 cents per share, based on a weighted average of 40,121,000 common shares outstanding, compared to net loss of $6.3 million, or $0.16 cents per share, based on a weighted average of 39,354,000 common shares outstanding for the same period in 2006. The non-GAAP net loss for the quarter ended September 30, 2007, which excludes stock-based compensation expenses, was $4.0 million, or $0.10 cents per share, compared to a non-GAAP net loss of $5.3 million, or $0.14 cents per share for the same period in 2006. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

Echelon Corporation Reports 3rd Quarter 2007 Results

“We are pleased that results are in line with guidance and that we are still on track to achieve non-GAAP profitability in the fourth quarter. We believe our strategies have positioned us well for the remainder of the year and for 2008,” said Ken Oshman, Echelon’s CEO and Chairman.

“We achieved several key NES wins during the quarter, including a contract for 90,000 meters in Russia and another for 50,000 in Denmark. Also, we began shipping our next generation, cost reduced NES meters. An important win for our LONWORKS Infrastructure product line is the decision by McDonald’s Corporation to adopt LONWORKS technology as the underpinnings of its ‘kitchen of the future,’ enabling new and retrofitted McDonald’s restaurants around the globe to use our products,” Oshman continued.

“We were honored that California Governor Arnold Schwarzenegger and U.N. Secretary General Ban Ki Moon visited Echelon in a high-profile endorsement of the importance of energy efficiency using today’s available technology. Their visit helped others to understand better what Echelon does. Likewise, the announcement that EnerNOC, a developer and provider of clean and intelligent energy solutions, is using Echelon’s Internet server platform sent a similar message. EnerNOC is using our technology to deliver ‘virtual peaking power plants’ that help optimize the balance of electric supply and demand, thus dramatically illustrating the ability and importance of better managing energy consumption using technology from Echelon available today.

“All that said, our infrastructure product line did not grow as expected, especially in the Americas – and it will receive special attention in coming months. We believe that this is due in part to timing (orders sliding into next year) and also in part due to our channels to market. We see enormous interest in the ability of our technology to manage and reduce energy consumption, but this message is not always brought to end-users. We are focused on accelerating revenue from this important product line in the coming quarters,” concluded Oshman.

For the nine-month period ended September 30, 2007, revenues were $90.7 million compared to revenues of $43.4 million for the same period one year ago. GAAP net loss for the nine-month period ended September 30, 2007 was $16.0 million, or $0.40 per share, based on a

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Echelon Corporation Reports 3rd Quarter 2007 Results

weighted average of 39,622,000 common shares outstanding, compared to GAAP net loss of $17.9 million, or $0.45 per share, based on a weighted average of 39,577,000 common shares outstanding for the same period in 2006. For the nine-months ended September 30, 2007, the non-GAAP net loss was $11.9 million, or $0.30 per share, compared to non-GAAP net loss of $14.2 million, or $0.36 per share for the same period in 2006.

Gross margin for the third quarter of 2007 was 40.5%, compared with 59.0% for the same period in 2006. Gross margin for the nine-month period ended September 30, 2007 was 34.2%, compared to 58.1% for the same period in 2006. Total operating expenses for the quarter ended September 30, 2007 were $16.7 million, compared to $15.7 million for the same period in 2006. Total operating expenses for the nine-month period ended September 30, 2007 were $51.0 million, compared to $47.3 million for the same period in 2006.

Business Outlook

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see risk factors of forward looking statements at the end of this release for a description of certain important risk factors that could cause actual results to differ.

Echelon management offers the following guidance for the quarter and full year ending December 31, 2007. All non-GAAP estimates exclude the impact of any stock-based compensation charges.

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For the quarter, total revenue is expected to be approximately $47.3 million. We expect NES system revenues to be approximately $27.4 million, LONWORKS infrastructure revenues to be approximately $13.6 million, and Enel project revenues to be approximately $6.3 million.

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For the full year, we continue to expect total revenues of approximately $138.0 million. Of this amount, we now expect NES system revenues will be approximately $70.3 million, LONWORKS infrastructure revenues will be approximately $53.4 million, and Enel project revenues will be approximately $14.3 million.

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Echelon Corporation Reports 3rd Quarter 2007 Results

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For the quarter, non-GAAP gross margin, which excludes any stock-based compensation expense, is expected to be approximately 37.3%. For the full year non-GAAP gross margin is expected to be approximately 35.6%.

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For the quarter, non-GAAP operating expenses, which exclude any stock-based compensation charges, are expected to be approximately $16.1 million. For the full year, we expect non-GAAP operating expenses will be approximately $63.6 million.

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For the quarter, we expect stock-based compensation expenses associated with stock options and other equity compensation awards to be approximately $2.6 million. For the full year, we expect stock-based compensation expenses to be approximately $6.7 million. This estimate could change based on the size and timing of options actually granted by the Compensation Committee, as well as other factors we will use in valuing future option grants, such as the market price and historical volatility of Echelon’s stock price when those grants are made.

•	For the quarter, interest and other income is expected to be approximately $1.3 million. For the full year, we expect interest and other income to be approximately $5.6 million.

•	For the quarter, we expect our provision for income taxes will be approximately $108,000. For the full year, we expect our provision for income taxes will be approximately $430,000.

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For the quarter, we expect to generate a non-GAAP profit per share of approximately $0.06, based on a fully diluted weighted average of 44,500,000 shares outstanding. On a GAAP basis, we expect break-even earnings per share for the quarter. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

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For the full year, we expect a non-GAAP loss per share of approximately $0.23 and a GAAP loss per share of $0.40, based on a weighted average of 40,000,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 11:00 a.m. Pacific/2:00 p.m. Eastern Time. To

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Echelon Corporation Reports 3rd Quarter 2007 Results

access the call, dial 877-852-6580 (callers outside the US please use +1-719-325-4839); however, due to a limited number of available phone lines, the company asks that only those persons without web access use this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through the end of the year.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation (NASDAQ:ELON) is a networking company that provides products and systems that can monitor and save energy; lower costs; improve productivity; and enhance service, quality, safety, and convenience by connecting everyday devices in utility, buildings, industrial, transportation, and home control systems. Tens of millions of smart devices based on Echelon’s LONWORKS products and Networked Energy Services (NES) systems are used around the world today, bringing benefits to consumers and industry. More information about Echelon can be found at http://www.echelon.com.

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Echelon, LONWORKS, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other marks belong to their respective holders.

Risk Factors Regarding Forward Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding opportunities in the advanced metering field; the effect of

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Echelon Corporation Reports 3rd Quarter 2007 Results

demand for energy efficiency and operational benefits on Echelon sales; the use of the LONWORKS platform in quick-service restaurants and retail stores, and for energy management, home control, street lighting, and other applications; Echelon’s ability to accelerate revenues in their LonWorks infrastructure product and expand the LWI business worldwide; the status of NES system projects at Vattenfall and E.ON and other deployments; Echelon’s ability to expand the NES business worldwide; Echelon’s ability to achieve non-GAAP profitability in the fourth quarter of 2007; and Echelon’s projected financial results for the fourth quarter and full year 2007. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the development and growth of markets for Echelon’s products and services, particularly our NES products; risks associated with the introduction and production ramp of the new generation of NES meter; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer and consumer expectations; risks that our products or technology might not be accepted in standards specifications, or even if accepted, that our products might not be used in applicable implementations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer than the number of meters anticipated by Echelon or will cancel the project, or the risk that the project will not pass certain tests imposed by the utility; the risk that Echelon does not meet expected or required shipment or acceptance schedules for NES system products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks associated with uncertainties pertaining to the timing and level of customer orders and demand for products and services; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2006 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2007.

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Echelon Corporation Reports 3rd Quarter 2007 Results

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS

Current Assets:
Cash and cash equivalents	$76,022	$37,412
Short-term investments	47,786	86,745
Accounts receivable, net	13,603	13,918
Inventories	10,931	11,359
Deferred cost of goods sold	6,206	19,060
Other current assets	3,143	2,359

Total current assets	157,691	170,853

Property and equipment, net	17,890	15,188
Other long-term assets	10,414	10,235

	$185,995	$196,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$9,207	$6,893
Accrued liabilities	7,749	4,697
Deferred revenues	16,338	26,843

Total current liabilities	33,294	38,433

Deferred rent	1,318	1,268

Total stockholders’ equity	151,383	156,575

	$185,995	$196,276

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Echelon Corporation Reports 3rd Quarter 2007 Results

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Product	$23,733	$13,110	$89,247	$42,893
Service	980	181	1,431	517

Total revenues	24,713	13,291	90,678	43,410

Cost of revenues:
Cost of product (1)	13,980	4,936	57,922	16,802
Cost of service (1)	729	509	1,735	1,406

Total cost of revenues	14,709	5,445	59,657	18,208

Gross profit	10,004	7,846	31,021	25,202

Operating expenses:
Product development (1)	7,789	6,875	23,720	21,029
Sales and marketing (1)	4,850	5,076	15,218	15,312
General and administrative (1)	4,083	3,746	12,082	10,946

Total operating expenses	16,722	15,697	51,020	47,287

Loss from operations	(6,718)	(7,851)	(19,999)	(22,085)
Interest and other income, net	1,381	1,586	4,366	4,384

Loss before provision for income taxes	(5,337)	(6,265)	(15,633)	(17,701)
Income tax expense	108	80	323	240

Net loss	$(5,445)	$(6,345)	$(15,956)	$(17,941)

Net loss per share:
Basic	$(0.14)	$(0.16)	$(0.40)	$(0.45)
Diluted	$(0.14)	$(0.16)	$(0.40)	$(0.45)

Shares used in computing net loss per share:
Basic	40,121	39,354	39,622	39,577
Diluted	40,121	39,354	39,622	39,577
(1) Amounts include stock-based compensation costs as follows:

Cost of product	$180	$92	$440	$307
Cost of service	14	10	37	36
Product development	537	376	1,390	1,474
Sales and marketing	326	249	890	911
General and administrative	424	275	1,309	989

Total stock-based compensation expenses	$1,481	$1,002	$4,066	$3,717

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Echelon Corporation Reports 3rd Quarter 2007 Results

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP net loss	$(5,445)	$(6,345)	$(15,956)	$(17,941)
Stock-based compensation	1,481	1,002	4,066	3,717

Total non-GAAP adjustments to earnings from operations	1,481	1,002	4,066	3,717
Income tax effect of reconciling items	—	—	—	—

Non-GAAP net loss	$(3,964)	$(5,343)	$(11,890)	$(14,224)

Non-GAAP net loss per share:
Diluted	$(0.10)	$(0.14)	$(0.30)	$(0.36)

Shares used in computing net loss per share:
Diluted	40,121	39,354	39,622	39,577

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Echelon Corporation Reports 3rd Quarter 2007 Results

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows provided by (used in) operating activities:
Net loss	$(15,956)	$(17,941)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,384	3,270
Loss on disposal of fixed assets	4	—
Increase in (reduction of) allowance for doubtful accounts	47	(32)
Increase in (reduction of) accrued investment income	403	(271)
Stock-based compensation	4,066	3,717
Change in operating assets and liabilities:
Accounts receivable	282	(6,048)
Inventories	446	(5,699)
Deferred cost of goods sold	12,854	(11,745)
Other current assets	(618)	(1,523)
Accounts payable	1,953	3,662
Accrued liabilities	2,883	(2,706)
Deferred revenues	(10,510)	18,737
Deferred rent	93	151

Net cash used in operating activities	(669)	(16,428)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(65,545)	(47,761)
Proceeds from maturities and sales of available-for-sale short-term investments	104,139	68,411
Change in other long-term assets	44	56
Capital expenditures	(5,752)	(4,103)

Net cash provided by investing activities	32,886	16,603

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock.	10,094	252
Repurchase of common stock from employees for payment of taxes on vesting of performance shares and upon exercise of stock options.	(4,029)	(257)
Repurchase of common stock under stock repurchase program.	—	(5,102)

Net cash provided by (used in) financing activities	6,065	(5,107)

Effect of exchange rates on cash:	328	303

Net increase (decrease) in cash and cash equivalents	38,610	(4,629)
Cash and cash equivalents:
Beginning of period	37,412	59,080

End of period	$76,022	$54,451

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